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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): JUNE 15, 2001
                                                 --------------


                            NEON COMMUNICATIONS, INC.
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)


Delaware                            333-38600                04-3523408
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(State or Other Jurisdiction        (Commission              (IRS Employer
of Incorporation)                   File Number)             Identification No.)


2200 West Park Drive, Westborough, Massachusetts                      01581
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 (Address of Principal Executive Offices)                         (Zip Code)

Registrant's Telephone Number, Including Area Code:             (508) 616-7800
--------------------------------------------------------------------------------

              -----------------------------------------------------
          (Former Name or Former Address, if Changed since Last Report)


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Item 5.  Other Events.

         On June 15, 2001, NEON Communications, Inc. (the "Registrant") and Mode 1 Communications, Inc., a principal stockholder of the Registrant and a subsidiary of Northeast Utilities ("Mode 1"), entered into a purchase agreement pursuant to which Mode 1 purchased from the Registrant an 18% subordinated convertible note due 2008 in the principal amount of $15 million (the "Note"). Mode 1 may convert the Note at any time into common stock of the Registrant at a conversion price of $6 per share, or 2.5 million shares, subject to certain anti-dilution provisions. The interest payments under the Note may be paid in cash, shares of common stock or additional 18% subordinated convertible notes, at the option of the Registrant. The terms of the Note and the purchase and sale thereof are more fully set forth in the Subordinated Convertible Note Purchase Agreement attached hereto as Exhibit
10.1 and the form of 18% Subordinated Convertible Note Due 2008 attached hereto as Exhibit 10.2. Pursuant to a Registration Rights Agreement, attached hereto as Exhibit 10.3, the Registrant granted Mode 1 certain registration rights with respect to the shares of the Registrant's common stock issuable upon conversion of the Note.

         On June 18, 2001, the Registrant issued a press release announcing the transactions. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.





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EXHIBIT           DESCRIPTION

10.1 Subordinated Convertible Note Purchase Agreement by and between the Registrant and Mode 1 Communications, Inc., dated as of June 15, 2001.

10.2    Form of 18% Subordinated Convertible Note Due 2008.

10.3 Registration Rights Agreement by and between the Registrant and Mode 1 Communications, Inc., dated as of June 15, 2001.

99.1    Press Release dated as of June 18, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                NEON Communications, Inc.
                                         (Registrant)


                                By: /s/ Stephen E. Courter
                                    ----------------------------------------
                                Name:   Stephen E. Courter
                                Title:  Chairman and Chief Executive Officer


Date:  July 24, 2001